EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 183 to the Registration Statement (the “Registration Statement”) of MFS Series Trust X (the “Trust”) (File Nos. 33-1657 and 811-4492), of my opinion dated July 28, 2022, appearing in Post-Effective Amendment No. 169 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 28, 2022.

 TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

September 25, 2025